UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026

SES AI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39845	88-0641865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

SES AI Corporation

35 Cabot Road

Woburn, MA 01801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (339) 298-8750

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SES	The New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SES WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 2.02Results of Operations and Financial Condition.

On August 11, 2026, SES AI Corporation (the “Company”) released a letter to its shareholders, which includes a business update and the Company’s financial results for the fiscal quarter ended June 30, 2026. A copy of the letter to shareholders is furnished herewith as Exhibit 99.1.

On August 11, 2026, the Company issued a press release announcing the release of the letter to shareholders. A copy of the press release is furnished herewith as Exhibit 99.2.

The information contained in this Item 2.02 and in the accompanying Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2026, the Board of Directors of the Company (the “Board”) appointed Paul Diemer to serve as a Class II director, effective immediately, for a term expiring at the 2027 Annual Meeting of Stockholders, or his earlier death, resignation, retirement, disqualification or removal. The Board has determined that Mr. Diemer meets the independence requirements of the Company’s Corporate Governance Guidelines and under applicable New York Stock Exchange listing standards.

Mr. Diemer, 49, currently serves as Senior Vice President at Generac Power Systems (“Generac”), a role he has held since July 2026. Prior to Generac, Mr. Diemer served as Chief Technology Officer of the power business of Flex Ltd. (“Flex”) from April 2025 to July 2026, where he led the global research and technology organizations responsible for embedded and critical power systems, and directed technology strategy for critical power and data center infrastructure. From April 2022 to April 2025, Mr. Diemer served as Flex’s Vice President of Technical Product Management for the automotive business, leading product strategy, strategic partnerships, pursuit engineering and portfolio growth. Prior to Flex, Mr. Diemer held a number of executive engineering and product leadership roles at BorgWarner from 2005 through 2022. Mr. Diemer has a Bachelor of Science and a Master of Science in mechanical engineering from Michigan Technological University.

Mr. Diemer will receive the same compensation as the Company’s other non-employee directors, as described in the Amendment No. 1 to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 30, 2026. There are no arrangements or understandings between Mr. Diemer and any other person pursuant to which Mr. Diemer was selected as a director.

In connection with the appointment, the Company will enter into its standard form of director indemnification agreement with Mr. Diemer, the form of which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 8, 2022. Mr. Diemer is not a participant in any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Shareholder Letter dated August 11, 2026
99.2	Press release announcing release of letter to shareholders dated August 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SES AI Corporation

Date: August 11, 2026	By:	/s/ Ray Liu
	Name:	Ray Liu
	Title:	Chief Financial Officer